UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2003 (April 15, 2003)

Date of Report (Date of Earliest Event Reported)

The Nasdaq Stock Market, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation	(Commission File File Number)	(IRS Employer Identification No.)

One Liberty Plaza

New York, New York 10006

(Address of Principal Executive Offices and Zip Code)

(866) 745-1825

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

THE NASDAQ STOCK MARKET, INC.
FORM 8-K
Index

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    Financial Statements

    None.

    Pro Forma Financial Information

    None.

    Exhibits:

Exhibit No.	Description	Page Number in Filing
99.1	Press Release, dated April 15, 2003

Item 9. Regulation FD Disclosure

The Nasdaq Stock Market, Inc. (“Nasdaq”) issued a press release, dated April 15, 2003, in the form attached hereto as Exhibit 99.1.  The press release announced the appointment of H. Furlong Baldwin as its non-executive Chairman of the Board of Directors and Robert Greifeld as its Chief Executive Officer and President.  The information in this Form 8-K, including the exhibit, is being “furnished” pursuant to Item 9 and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by Nasdaq under the Securities Act of 1933.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the control of The NASDAQ Stock Market, Inc. (the “Company”), which could cause actual results to differ materially from historical results, performance or other expectations and from any opinions or statements expressed or implied with respect to future periods. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s annual report on Form 10-K and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 2003

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President
and General Counsel